EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-3 of China Precision Steel, Inc. (the “Company”) of our report dated September 10, 2008, related to the consolidated financial statements of the Company as of June 30, 2008 and for the year then ended, which appear in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008.

/s/ Moore Stephens

Moore Stephens
Certified Public Accountants
Hong Kong
December 29, 2008